SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549


                             FORM 8-K

                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934


                Date of report: November 14, 2001
                (Date of earliest event reported)

                  DIGITRAN SYSTEMS, INCORPORATED
        (Exact Name of Registrant as Specified in Charter)


     DELAWARE               1-11034                   72-0861671
    (State of             (Commission          (IRS Employer
  Incorporation)               File Number)        Identification No.)

    205 West 8800 South, P.O. Box 91, Paradise, UT 84328-0091
      (Address of Principal executive offices and zip code)

                          (435) 757-4408
       (Registrant's telephone number, including area code)



Item 5. Other Events.

The Registrant deems the following information to be of importance to security holders:

The Board of Directors of Digitran Systems, Incorporated has resolved to call a Special Meeting of Shareholders where it will seek to have the majority of voting shares of the Company consider the following items:

A. To approve an Agreement and Plan of Merger by and between the Company and TradinGear.com, Incorporated, a Delaware corporation ("TradinGear"), whereby TradinGear will merge with DSI Acquisition, Inc., a wholly owned subsidiary of the Company,

B. To approve the issuance of approximately 18,934,309 shares of the Company's Class A common stock (ultimately to be distributed to the shareholders of TradinGear) to DSI Acquisition, Inc. after giving effect to a reverse stock split on a twenty-one to one share basis,

C. To approve changing the name of the Company to "TGFIN Holdings, Inc." and the address of the Company in accordance with the desires of the acquisition target,

D. To approve the merger of Digitran, Inc., a Utah corporation, the Company's wholly-owned subsidiary, with Digitran Simulation Systems, Inc., an Arizona company owned by the heirs of Loretta P. Trevers, the deceased president of Digitran Systems, Incorporated,

E. To approve a reverse stock split of the Company's Class A common stock on a twenty-one (21) to one (1) basis,

F. To approve a reverse stock split of the Company's Class B common stock on a twenty (20) to one (1) basis,

G.   To elect as directors three representatives of TradinGear.

The Board of Directors has given its approval to the Agreement and Plan of Merger with TradinGear subject to approval by a majority of voting shareholders in accordance with the bylaws of the Company and the laws of
Delaware.   It is anticipated that the transaction and all related
transactions will close on or before December 31, 2001. The transactions in question are structured so as to qualify as "tax-free exchanges" under the rules and regulations of the Internal Revenue Code.

TradinGear is a one year old company specializing in software solutions to facilitate online trading of securities. TradinGear is currently focused on the financial services and brokerage industry but plans to expand into other areas of the financial industry with its cutting edge technological products.

Management believes that the above listed proposed actions will be approved by a majority of shareholders. Consummation of the Agreement and Plan of Merger will cause the following events to occur which are normally reported on Form 8-K:

     Change in Control of Registrant
     Acquisition of Assets
     Disposition of Assets
     Change in Registrant's Certifying Accountants
     Resignation of Registrant's Current Directors

The information contained in this Form 8-K is being given voluntarily under
Item 5 in advance of actual reporting requirements.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Digitran Systems, Incorporated
                                    Registrant

Dated November 14, 2001            By:/s/Aaron Etra

                              By: Aaron Etra
                                 (Chairman)

                              By:/s/Gary Blum

                              By: Gary Blum
                                  (Director)

                              By:/s/Scott Lybbert

                              By: Scott Lybbert
                                  (Secretary)